Exhibit 99.1

                   POLYONE UPDATES 2006 FIRST-QUARTER OUTLOOK

CLEVELAND, March 23 /PRNewswire-FirstCall/ -- PolyOne Corporation (NYSE: POL) today updated its outlook for the first quarter ending March 31, 2006. This action is part of PolyOne's continuing effort to keep investors informed of current business conditions.

    Following is a summary of conditions within the business segments:

     - Performance Plastics - PolyOne anticipates that first-quarter sales will increase 4 percent to 7 percent compared with the first quarter of 2005. Demand has increased seasonally over the fourth quarter of 2005. PolyOne projects that shipments will be 3 percent to 6 percent higher than in the fourth quarter, and will approximate first-quarter 2005 levels. International shipments (Europe and Asia) appear particularly strong compared with first-quarter 2005 levels.

       Reaffirming its earlier projection, PolyOne anticipates that product spreads (selling price less raw material costs) will improve compared with the first quarter of 2005. The Company expects that, in combination, the above factors should result in stronger segment operating income compared with the first quarter of 2005 and substantially higher earnings compared with the fourth quarter of 2005.

     - Distribution - Shipment volume is developing as anticipated and should be 3 percent to 6 percent higher than in the first quarter of 2005. Year over year, sales should increase more than 10 percent despite lower selling prices for commodity and some engineering-grade resins, reflective of a current softening of broad market pricing. PolyOne expects that segment operating income, paced by the higher shipments, will be in line with both the first and fourth quarters of 2005.

     - Resin and Intermediates - Industry spreads for polyvinyl chloride (PVC) resins in the first quarter should hold or improve moderately compared with year-end 2005 levels, due primarily to lower ethylene costs. In addition, PolyOne's equity joint ventures, SunBelt Chlor- Alkali and Oxy Vinyls, LP, should benefit in the first quarter from sustained strength in caustic soda and chlorine spreads. PolyOne anticipates that strong chlor-alkali earnings will approximate fourth- quarter 2005 levels.

       The combination of these factors should result in higher Resin and Intermediates earnings than anticipated in PolyOne's February 7, 2006, earnings release. Further, the Company projects that the segment's first-quarter 2006 operating income should improve compared with the first and fourth quarters of 2005.

As a result of these business segment conditions, PolyOne now expects first-quarter 2006 financial results to be better than anticipated at the end of 2005, exceeding first-quarter 2005 results.

PolyOne continues to project full-year 2006 cash generation well above the 2005 level, even though the Company expects negative operating cash flow generation in the first quarter. PolyOne anticipates, however, that the negative first-quarter level will be less than both its earlier projection and the first-quarter 2005 level.

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About PolyOne

PolyOne Corporation, with 2005 annual revenues of approximately $2.5 billion, is a leading global polymer compounding and services company and a North American distributor of thermoplastic resins. Product offerings include vinyl and other thermoplastic compounds, polymer coating systems, color and additive masterbatches, and specialty vinyl resins. Headquartered in northeast Ohio, PolyOne has joint ventures in North America and South America and manufacturing facilities in North America, Europe, Asia and Australia. Information on PolyOne's products and services can be found at www.polyone.com.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance, including, without limitation, meeting cash flow goals, receiving cash distributions from equity affiliates and achieving working capital targets; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; financial results. Factors that could cause actual results to differ materially include, but are not limited to:


     - the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;
     - changes in U.S., regional or world polymer consumption growth rates affecting PolyOne's markets;
     - changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;
     - fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;
     - production outages or material costs associated with scheduled or unscheduled maintenance programs;
     - costs or difficulties and delays related to the operation of joint venture entities;
     - lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates;
     - partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of PolyOne;
     - an inability to launch new products and/or services within PolyOne's various businesses;
     - the possibility of further goodwill impairment;
     - an inability to maintain any required licenses or permits;
     - an inability to comply with any environmental laws and regulations;
     - the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;

     - unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;
     - an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;
     - a delay or inability to achieve targeted debt level reductions through divestitures and/or other means;
     - an inability to access the revolving credit facility and/or the receivables sale facility as a result of breaching covenants due to not achieving anticipated earnings performance or for any other reason;
     - any poor performance of our pension plan assets and any obligation on our part to fund PolyOne's pension plan;
     - any delay and/or inability to bring the North American Color and Additives Masterbatch and the Engineered Materials product platforms to profitability;
     - an inability to raise prices or sustain price increases for products;
     - an inability to achieve anticipated earnings performance due to the divestment of a non-core business;
     - an inability to maintain appropriate relations with unions and employees in certain locations in order to avoid disruptions of business; and
     - other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K provided to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #32306)


SOURCE  PolyOne Corporation
    -0-                             03/23/2006
    /CONTACT:  Dennis Cocco, Vice President, Investor Relations &
Communications of PolyOne Corporation, +1-440-930-1538/
    /Web site:  http://www.polyone.com/
    (POL)